UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

CIVISTA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-36192	34-1558688
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 East Water Street,

P.O. Box 5016, Sandusky, Ohio 44870

(Address of principal executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaw; Change in Fiscal Year.

On November 15, 2018, the Company filed with the Ohio Secretary of State its Second Amended and Restated Articles of Incorporation. On August 22, 2018, using authority granted to the Board of Directors under the Ohio Revised Code, the Board of Directors approved and adopted the Second Amended and Restated Articles of Incorporation. The Second Amended and Restated Articles of Incorporation consolidate all prior amendments to the Company’s articles of incorporation and remove provisions that are no longer applicable related to the previously redeemed Cumulative Perpetual Preferred Shares, Series A.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Articles of Incorporation of Civista Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.

Date: November 16, 2018	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller